Exhibit 23.3
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Vanguard Health Systems, Inc.:
We consent to the use of our report dated December 17, 2010 included herein and to the reference to our firm under the heading “Experts” in the registration statement dated April 15, 2011.
/s/ KPMG LLP
Chicago, Illinois
April 15, 2011